                FRANCHISE AGREEMENT MADE AND ENTERED INTO THIS
                3RD DAY OF JUNE, 1996 BY AND BETWEEN THE VILLAGE
                OF ORLAND PARK, COOK AND WILL COUNTIES, ILLINOIS, AND CABLE TV FUND 12-A, LTD., A COLORADO LIMITED PARTNERSHIP DOING BUSINESS AS JONES INTERCABLE, INC.
                ----------------------------------------------------

           WHEREAS, the Village of Orland Park has heretofore adopted Ordinance No. 982, as amended, which generally provides for the granting of a non-exclusive cable television franchise; and

           WHEREAS, Cable TV Fund 12-A, Ltd., a Colorado limited partnership doing business as Jones Intercable, Inc. ("Jones"), is the owner of a non-exclusive franchise to provide cable television service to the residents of Orland Park; and

           WHEREAS, Jones has asked the Village to grant a new non-exclusive franchise on the terms and conditions set forth herein; and

           WHEREAS, the Village has identified the future cable related needs and interests of the community, and has reviewed the performance of Jones under the prior franchise, and after careful consideration, analysis and deliberation, has determined that the technical ability, financial conditions, legal qualifications and past performance of Jones are adequate; and

           WHEREAS, the Village has afforded the public adequate notice and opportunity for comment on Jones' proposal for the grant of a new franchise; and

           WHEREAS, the President and Board of Trustees of the Village have determined that, subject to the terms and conditions set forth herein, the grant of a new non-exclusive franchise to Jones, to supersede the prior franchise, is consistent with the public interest; and

           WHEREAS, Section 11-42-11 of the Illinois Municipal Code (65 ILCS 5/11-42-11) provides that municipalities "...may license, franchise and tax the business of operating a community antenna television system..."; and

           WHEREAS, Division 80 of Article 11 of the Illinois Municipal Code (65 ILCS 5/11-80-1 et seq.) grants to municipalities general powers over streets and
               -- ---
public ways with respect to improvements in connection with a cable television franchise; and

           WHEREAS, the Village and Jones have reached agreement on the terms and conditions of the new franchise, as set forth herein;

           NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and conditions hereinafter set forth, the Village and Jones hereby agree as follows:

           SECTION 1: TITLE
           ---------

           This Village of Orland Park, Illinois, Cable Television Franchise Agreement shall be known as and may be cited as the Franchise Agreement.

           SECTION 2: DEFINITIONS
           ---------

           For the purpose of this Agreement the following words, phrases and their derivations shall have the meanings given herein. When not inconsistent with the context, words used in present tense include the future; words in the plural number include the singular number. The word "shall" is mandatory, and "may" is permissive.

           (a) "Channel" means a frequency in the electromagnetic spectrum capable of carrying an audio-data or an audio-visual television signal, as defined by FCC rules and regulations.

           (b) "Company" means Cable TV Fund 12-A, Ltd., a Colorado limited partnership.

           (c) "Corporate Authorities" means the President and Board of Trustees of the Village of Orland Park, Cook and Will Counties, Illinois.

           (d) "FCC" means the Federal Communications Commission, established by the Communications Act of 1934, as amended, and shall include any successor agency or other agency with respect to the federal regulation and licensing in connection with the subject matter of this Ordinance.

           (e) "Franchise Area" means the corporate limits of the Village of Orland Park, including all territory hereafter annexed by the Village.

           (f) "Gross Revenues" shall mean all amounts received, directly or indirectly, by the Company from the operation or use of the System in the Municipality, including but not limited to revenue received from regular subscriber service fees, premium programming fees, installation fees, reconnection fees, subscriber revenues, revenues for security monitoring services, leased channel fees, converter rentals, studio rental, production equipment fees, workshop fees and advertising revenues; provided, however, that Gross Revenues does not include revenue derived from the sale of company assets (except that revenue from retail sales shall be included in "Gross Revenues"), any franchise fees imposed by this Ordinance and collected by the Company from Subscribers, or any taxes on services furnished by the Company herein imposed directly upon any Subscriber by the state, local or other governmental units and collected by the Company on behalf of said governmental unit. With respect to nonSubscriber revenues (e.g., studio rental revenue, leased access revenue and advertising revenue), Gross Revenues shall include only a pro-rated portion of such revenues, with such pro-rated amount based on the ratio of number of subscribers served by the Company who reside in the Municipality and the total number of subscribers served by the System who do not reside in the Municipality.

           (g) "Grant" means the right, privilege and franchise provided in Subsection (a) of Section 3 of this Franchise Agreement.

           (h) "Municipality" means The Village of Orland Park, Cook and Will Counties, Illinois.

           (i) "Person" means any individual, firm, partnership, limited partnership, association, corporation, company or organization of any kind.

           (j) "Potential Subscribers" means those Persons within the Franchise Area who are not Subscribers.

           (k) "Public Rights-of-Way" means all sidewalks, streets and alleys in the Municipality which are dedicated to the Municipality for street, highway, sidewalk, lighting, drainage, utility or cable television purposes, and all public ways and places contiguous thereto.

           (l) "Subscriber" means any Person lawfully receiving service from or using the System under the Grant pursuant to this Franchise Agreement.

           (m) "System" means the cable communications system owned by the Company and used to serve the Municipality and composed of, without limitation, antenna, cables, wires, lines, towers, amplifiers, conductors, converters, equipment or facilities designed, constructed or wired for the purpose of providing: (i) one-way transmission to Subscribers of video programming or other programming services, any Subscriber interaction that is required for the selection of such video programming or other programming services, and (ii) any other lawful communications services.

           SECTION 3: GRANT OF FRANCHISE
           ---------

           (a) The Municipality, to the full extent that it may do so, hereby grants to the Company, in accordance with the terms, conditions and provisions of this Franchise Agreement, the right, privilege and franchise within the Franchise Area: to establish, construct, operate and maintain the System in, upon, over and under the Public Rights-of-Way and within easements or other rights to use property which are effective for the purposes of the Grant; to extend the System to and offer the services of the System to all Potential Subscribers; to acquire by lease, license, purchase or other right to use equipment, facilities and improvements, and land constituting all or part of the System; to connect Subscribers to the System; and to repair, replace, enlarge and extend the System. All previous grants and franchises to the Company by the Municipality are revoked and cancelled by the Municipality and the Company; provided, however, that the Company shall remain liable for all outstanding breaches and defaults of the Company (if any) under all such previous grants and franchises.

           (b) The term of the Grant is seven years from the date of this Franchise Agreement.

           (c) The Grant shall not be exclusive. The Municipality may make a grant to any other Person on terms no less burdensome and no more favorable than the terms of the Grant.

           SECTION 4: EXTENSION OF SERVICE
           ---------

           (a) The Company shall be required to extend the System to and to offer the services of the System to Potential Subscribers where there are at least a total of thirty-five (35) residential dwelling units and/or "occupied commercial or industrial structures" per linear mile. Further, in the event that a tract or tracts within the Franchise Area is undeveloped at the time of the Grant, the Company shall, upon development of said tract or tracts, be required to extend the System (subject to the foregoing density requirement) in cooperation with public utilities servicing the tract or tracts.

           (b) Notwithstanding the Grant, the Company shall obtain all necessary federal, state and local government permits, licenses and other required authorizations in connection with the establishment, construction, operation and maintenance of the System.

           (c) Where adverse terrain or other factors render extension of the System and offer of services impractical or technically unfeasible, or creates an economic hardship, the Corporate Authorities shall, upon petition of the Company, either waive the extension of the System into such areas, or allow the extension and offer of services on such special terms, conditions and provisions as are reasonable and fair to the Municipality, the Company and Potential Subscribers in such areas.

           SECTION 5: ACTIVITIES PROHIBITED
           ---------

           The Company shall not allow the System to interfere with television reception by Persons not served by the Company, nor shall the System interfere with, obstruct or hinder in any manner, the operation of the various utilities serving the residents of the Municipality.

           SECTION 6: FRANCHISE FEE
           ---------

           (a) The Company shall pay to the Municipality for the right, privilege and franchise set forth in the Grant, an amount equal to five percent (5%) of the Gross Revenues derived from the operation of the System in the Municipality. Such franchise fee is to be payable quarterly within 45 days of the end of each calendar quarter based on the Gross Revenues for such calendar quarter. Each payment shall be accompanied by a statement certified by an official or representative of the Company having the requisite knowledge to make such a statement setting forth the Gross Revenues upon which the franchise fee is based.

           (b) Delinquent payments shall bear interest at the allowable legal rate, with the minimum delinquency being a one (1) month interest charge.

           (c) Within ninety (90) days of the end of each fiscal year of the Company, the Company shall file with the Corporate Authorities an annual report prepared in the normal course of business, the accuracy of which is verified by a duly authorized officer of the corporation, showing the financial status of the Company and the Gross Revenues of the Company for the report period.

           SECTION 7: RECORDS
           ---------

           (a) All financial records of the Company in connection with its activities within the boundaries of the Municipality, shall be maintained in a manner which permits, to the extent reasonably practicable, distinguishing revenues earned within the Municipality from revenues earned by the Company in other municipalities.

           (b) The Municipality shall have the right, upon reasonable notice to the Company and at reasonable times, hours, dates and frequencies, to inspect all or any part of the Company's records and documents, planning records and documents, and engineering records and documents of every kind in connection with the Grant, the

System and the Company's undertakings with respect to this Franchise Agreement.

           (c) Upon the request of the Municipality, the Company shall file with the Municipality a copy of applications or files submitted by the Company with any governmental entity or agency having jurisdiction with respect to any matter affecting the System or the Company's undertakings with respect to this Franchise Agreement.

           (d) At least thirty (30) days prior to any rebuild or upgrade of any part of the System in the Public Rights-of-Way, the Company shall file with the Municipality copies of maps, plats or other drawings which accurately show the nature of the proposed construction or improvements.

           (e) The Company shall, upon the request of the Municipality, make available to the Municipality copies of all rules, regulations, terms and conditions, excepting proprietary information, established or imposed by the Company in connection with the establishment, construction, operation and maintenance of the System.

           SECTION 8: GENERAL OPERATIONAL STANDARDS
           ---------

           (a) Use. All structures, wires, cables, equipment and facilities
               ---
erected or maintained by the Company within the Municipality shall be located so as to cause minimum interference with the proper and intended use of the Public Rights-of-Way and with the rights or reasonable convenience of the owners or occupiers of property which adjoins any of such Public Rights-of-Way.

           (b) Restoration. The surface of any Public Rights-of-Way disturbed by
               -----------
the Company in laying, constructing, maintaining, operating, using, extending, removing, replacing or repairing its System shall be restored by the Company as soon as possible after the completion of the work, at the Company's cost and expense, to substantially the same condition as before the commencement of the work. If there is an unreasonable delay by the Company in restoring and maintaining the Public Rights-of-Way after such excavations or repairs have been made, the Municipality shall have the right without further notice to restore or repair the same and to require the Company to pay the reasonable cost of such restoration or repair.

           (c) Relocation. Whenever by reason of the construction, repair,
               ----------
maintenance, relocation, widening, raising or lowering of the grade of any Public Rights-of-Way by the Municipality or by the location or manner of construction, reconstruction, maintenance or repair of any public property, structure or facility by the Municipality, it shall be deemed necessary by the Municipality for the Company to move, relocate, change, alter or modify any of its facilities or structures, such change, relocation, alteration or modification shall be promptly made by the Company, at its cost and expense.

           (d) Temporary Removal of Wire for Building Moving. Upon written
               ---------------------------------------------
request of any person holding a building moving permit issued by the Municipality, the Company shall remove, raise or lower its wires and cables temporarily to permit the moving of houses, buildings or other structures. The reasonable expense of such temporary removal, raising or lowering shall be paid by the benefited person, and the Company may require such payment in advance, the Company being without obligation to remove, raise or lower its wires and cables until such payment shall have been made. The Company shall be given not less than seventy-two (72) hours advance written notice to arrange for such temporary wire and cable adjustments.

           (e) Tree Trimming. Except when in conflict with a current or future
               -------------
Village ordinance, the Company shall have the authority, upon obtaining the prior written consent of the Village Manager, to trim trees upon or overhanging Public Rights-of-Way to the same extent that the Municipality has such authority, in order to prevent the branches of such trees from coming into contact with the System. When so directed by the Municipality, said trimming shall be done under the supervision and direction of the Municipality or in compliance with any policies or ordinances that the Municipality may have regulating the trimming or removal of trees on or along Public Rights-of-Way.

           (f) Safety Reg. Requirements. The Company shall put, keep and
               ------------------------
maintain all parts of the System in good and standard condition throughout the entire period of the Grant. Construction, installation, and maintenance of the System shall be performed in an orderly and workmanlike manner. All such work shall be performed in substantial compliance with applicable FCC or other federal, state, and local regulations. The System shall not unreasonably endanger or interfere with the safety of Persons or property in the Franchise Area.

           SECTION 9: SYSTEM SPECIFICATIONS AND LOCAL PROGRAMMING
           ---------  REQUIREMENTS

           (a) Channel Capacity.  During the term of the Grant, the System
               ----------------
shall at all times have a minimum capacity of at least 54 Channels.

           (b) Technological Developments. The Company shall continuously
               --------------------------
monitor developments in cable technology. At the Municipality's request, at any time during the fifth year of the term of the Grant, the Franchisee shall prepare and deliver a report describing developments in cable technology and whether and when the Company plans to incorporate such developments into System. Based on this report, the Municipality may determine that the System or this Franchise Agreement should be updated, changed, revised, or that additional services should be provided, but only if such update, change, revision or provision of additional services is economically feasible for the Company. Economic feasibility shall be mutually determined by the

Municipality and the Company in good faith following an evaluation of the Company's financial condition, economic waste, if any, that would occur should the changes be made, the remaining term of the Grant, and the rate of return on the Company's investment (both prior investment and proposed future investment) in the System. Upon the mutual consent of the Municipality and the Company, this Franchise Agreement shall be amended to incorporate the determinations made as a result of this process.

           (c) Leased Access. The Company shall provide leased access channels
               -------------
on the System in accordance with applicable requirements of federal law and the regulations of the FCC.

           (d) No Obscenity. Within the limits of federal, state and local law,
               ------------
the Company shall not offer or permit the System to present obscene material.

           (e) Emergency Alert System. In the event of an emergency or disaster,
               ----------------------
the Company shall, upon request of the Municipality, make available the System for emergency use during the period of such emergency or disaster and shall use its best efforts to provide such personnel as may be necessary to operate the System under the circumstances. The Company shall be deemed to be in compliance with the requirements of this subsection (e) so long as it is in compliance with the regulations promulgated by the FCC relating to the Emergency Alert System (47 C. F. R. Part 11), as amended from time to time.

           (f) Local Studio. During the term of the Grant, the Company shall
               ------------
maintain its current studio within the Municipality for local programming. To improve the quality of such programming, the Company shall purchase and install, within 12 months of the effective date of this Franchise Agreement, a Sony UVW Beta Editing System consisting of the following: UVW 1800 Edit Recorder, UVW 1600 Source Deck, UVW 100L Sony Betacom SP Camcorder, Cannon 17 x 1/2" Hot Zoom Lens and RM 450 Edit Controller. In addition, the Company shall purchase a Sony UVW 1200 Player for system playback. Upon request, the local studio shall be made available from time to time to the Municipality, its agencies, public service organizations, local producers and schools lying wholly or partly within the Municipality for production of community-related programming. The Company shall establish and disseminate a procedure for reserving studio time and use of the studio. Additionally, the Company shall hold training classes for interested persons at least twice each calendar year, or more often if there are at least eight interested people registered at any given time. The availability of the training classes will be publicized on the Company's local origination channel.

           (g) Local Origination Programming. During the term of the Grant, the
               -----------------------------
Company shall maintain at least one Channel on the System for the carriage of local origination programming. Local origination programming shall consist of programming

(i) produced or acquired by the Company and of local interest to the Municipality and its residents, (ii) produced by residents of the Municipality, subject to the Company's editorial control, and (iii) character generated programming, which will include information and public notices submitted by the Municipality. The Company shall make up to 25 hours per week of the local origination channel's program schedule available for programming produced by residents of the Municipality, at least 10 hours of which would be aired between 6:00 p.m. and 11:00 p.m.

           (h)  Production Internships.
                ----------------------

                i) During the term of the Grant, the Company and its affiliates serving communities in the south suburban area shall sponsor an internship program for college students and qualified residents who are pursuing degrees and/or careers in the telecommunications industry. Between two and four internships per trimester shall be offered to college students residing in the south suburban area as part of this program, and the program shall be conducted in substantially the same manner as the college internship program offered in 1995.

                ii) During the term of the Grant, the Company shall establish and maintain a production internship program for high school seniors. The Company shall offer two internships per school semester. The program shall include the following elements:

                - Eligibility: High school seniors, at least 16 years of age and a resident of a community served by the System, with an interest in a career in the telecommunications industry.

                - Commitment: Five to ten hours weekly for the length of the school semester. The Company shall work with the, high schools to determine whether the internship would merit substantial credit for the intern.

                - Responsibilities: Shall be determined by the Company, but may include training as a camera operator (studio and remote), character generator operator, videotape editor, sports statistician, audio operator, feature news writer or on-camera anchor or reporter.

                - Benefits: The internships shall be paid minimum hourly wages; however, in addition to possible school credit and practical experience, the Company will assist interns in assembling a video resume reel.

           (i)  Scholarship Program. During the term of the Grant, the Company
                -------------------
shall establish and fund a scholarship program for graduating high school students in the Municipality. The Company shall fund two $500 scholarships each year to be awarded by the Municipality to two graduating high school students who have plans to enroll in a four-year college program or similar media-related training program and are interns with the Company. The Company shall work with the Municipality to establish the scholarship application and selection process.

           SECTION 10: CUSTOMER SERVICE
           ----------

           (a) The Company shall establish, operate and maintain in the Municipality a business office and agent for the purpose of receiving inquiries, requests and complaints concerning all aspects of the establishment, construction, maintenance and operation of the System, and the payment of Subscribers' service charges. The office shall have a listed local telephone number, and shall be open and sufficiently manned during reasonable business hours. The Company shall have a local listed telephone number for service calls, and such telephone service shall be available twenty-four (24) hours a day, seven (7) days a week. Said number shall be made available to the Subscribers and the general public.

           (b) Customer Service. During the term of the Grant, the Company shall
               ----------------
provide customer service in concert with the standards established by the FCC and set forth on Exhibit A to this Ordinance. To validate agreement with these standards, the Company shall keep maintenance service records that will indicate the nature of all service complaints, date and time the complaint was received, the disposition of such complaints and the time and date thereof. These records shall be available for inspection by the Municipality. The Company shall maintain all service complaint records for a minimum period of three years.

           SECTION 11: SUPERVISION OF THE COMPANY
           ----------

           (a) Unless otherwise provided in this Franchise Agreement, or unless the Corporate Authorities shall otherwise specify, all administrative actions required to be taken or which shall or may be taken by the Municipality in connection with the System, shall be taken by the Village President and Board of Trustees.

           (b) Unless specifically otherwise provided in this Franchise Agreement, or unless the Corporate Authorities shall otherwise provide, all filings with the Municipality required by this Ordinance shall be made with the Village Manager.

           SECTION 12: TELECOMMUNICATIONS COMMISSION
           ----------

           A Telecommunications Commission (the "Commission") for the Municipality shall be established by the Village.

           SECTION 13: LIABILITY, INSURANCE AND INDEMNITY
           ----------

           (a) The Company hereby agrees to indemnify, defend and save whole and harmless the Municipality and its officers and employees from liabilities and related expenses (including reasonable attorneys' fees) of any kind which may arise out of or from the establishment, construction, operation and maintenance of the System, or the execution and implementation of this Franchise Agreement and any related Ordinance. The Municipality shall notify the Company in the event any person shall in any way notify the Municipality of any claim or demand in connection with the System or this Franchise Agreement or any related Ordinance, from which the Company may be subject to liability under this Section or otherwise. The undertaking in connection with this subsection (a) includes liability with respect to property damage, personal injury, invasions of the right of privacy, defamation of any person, the violation or infringement of any copyright, trademark, trade name, service mark or patent, or of any other right of any person, and failure of the Company to comply with the provisions of any federal, state or local statute, ordinance, rule or regulation applicable to the Company in connection with this Franchise Agreement or any related Ordinance. The obligations of the Company under this Section 13 shall survive the termination of this Franchise Agreement regardless of the reason for or the method of termination.

           (b) The Company shall keep the System continuously insured against such risks as are customarily insured against by businesses of like size and type, including but not limited to:

               i) Insurance to the extent of $2,000,000 per occurrence against liability for bodily injury including death, and to the extent of $500,000 per occurrence against liability for damage to property, including loss of use occurring on, arising out of or in any way related to the System.

               ii) During any period of construction, adequate coverage to meet liability under the Illinois Structural Work Act (prior to repeal thereof).

               iii) Worker's Compensation Insurance within statutory limits, and Employer's Liability Insurance of not less than $500,000.

               iv) Comprehensive Automobile Liability Insurance to the extent of $2,000,000 per occurrence against liability for bodily injury including death, and to the extent of $300,000 per occurrence against liability for damage to property, including loss of use occurring on, arising out of, or in any way related to the System.

           This subsection (b) shall not be a limit on the Company's undertaking provided in subsection (a) of this Section.

           (c) The Company shall have the Municipality included as co-insured on all insurance policies referred to in this Section. The Company shall file with the Municipality, certificates of insurance for such policies. All such policies shall provide that the issuing insurance company will not cancel them without at least ten days prior notice to the Company and the Municipality. All such policies shall be taken out and maintained with generally recognized, responsible insurance companies.

           SECTION 14: PERFORMANCE BOND
           ----------

           Company shall, within thirty days subsequent to the effective date of this Franchise Agreement, post a performance bond with the Municipality, written by an approved corporation surety in the amount of $50,000, and in a form satisfactory to the Municipality, guaranteeing the Company's continued operation of the System within the Municipality for the period hereinbefore specified in
Section 3 of this Franchise Agreement. All damages which may be directly occasioned by the failure of the Company to perform under this Franchise Agreement or related Ordinance, shall be recoverable from the principals and sureties of said bond by the Municipality.

           If the Company shall be in violation of any provision of this Franchise Agreement or any related Ordinance and not remedy such violation within thirty days after having received written notice from the Municipality to do so, then the Municipality, at its discretion, may declare a portion of the bond equivalent to the amount of damages sustained by the Municipality which are directly attributable to such breach forfeited, and Company shall thereupon by required:

           (1)       To remedy the breach immediately; and

           (2) Within thirty days of such forfeiture, replace the forfeited portion of the bond.

           Notwithstanding the foregoing, nothing contained in this subsection shall serve to absolve the Company of any of its obligations under this Franchise Agreement or any related Ordinance or the rules and regulations of the FCC.

           No recovery by the Municipality of any sum by reason of the bond required hereunder shall be any limitation upon the liability of the Company to the Municipality, except that any sum received by the Municipality by reason of such bond shall be deducted from any recovery which the Municipality may have against the Company.

           The Company shall pay all premiums chargeable for the bond, and shall keep the same in full force and effect at all times throughout the term of this Franchise

Agreement and during the removal of all poles, wires, cables, underground conduits, manholes and other conductors, converters, equipment and fixtures subsequent to the termination of this Franchise Agreement. The bond shall contain a provision that it shall not be terminated or otherwise allowed to expire prior to thirty days written notice given to the Board of Trustees of the Municipality.

           SECTION 15: PUBLIC BUILDINGS
           ----------

           The Company shall provide, without installation charges or monthly service fee, one basic converter and one installation for one line basic service connection to the Village Hall, to all firehouses, public work buildings and any other municipal buildings designated by the Board of Trustees; to all library buildings, to all park district buildings, and to all public and parochial elementary, secondary and college level schools located within the Municipality. The Company shall make such connections at the location designated by the Municipality for municipal buildings or by the other appropriate officer for other public buildings. The public buildings so serviced shall be responsible for all internal wiring from such energized connection source.

           SECTION 16:          COMPLIANCE WITH LOCAL, STATE AND FEDERAL
           ----------           JURISDICTION; NO WAIVER BY MUNICIPALITY FOR
                                FAILURE TO ENFORCE THIS AGREEMENT; JUDICIAL
                                REMEDIES

           (a) The Company shall establish, construct, operate and maintain the System, subject to the reasonable supervision of the Municipality, and in strict compliance with all applicable laws, ordinances, rules and regulations.

           (b) If at any time the powers of the Municipality, state or federal government or any agency or official thereof in connection with the System are duly transferred to or later reside in any other board, authority, agency or official, such board, authority, agency or official shall have the power, rights and duties previously vested, in addition to any other which they may acquire.

           (c) Notwithstanding any other provisions of this Franchise Agreement or any related Ordinance, the Company shall at all times comply with all state and federal laws, rules and regulations, or any administrative agency thereof; provided, however, if any such ordinance, law, rule or regulation shall require the Company to perform any service or shall permit the Company to perform any service in conflict with the provisions and terms of this Franchise Agreement or any related Ordinance or of any law, rule or regulation, then as soon as possible following knowledge thereof, the Company shall notify the Municipality of the point of conflict believed to exist. If the Municipality determines that a material provision of this Franchise Agreement or any related Ordinance is affected by such action, the parties shall have the right to modify or amend any of the provisions to such reasonable extent as may be necessary to carry out the full intent and purpose of this Franchise Agreement and any related Ordinance.

           (d) The Company or other parties shall not be excused from complying with any of the terms or conditions of this Franchise Agreement or any related Ordinance by any failure of the Municipality upon any one or more occasions to insist upon or to seek compliance with any such terms or conditions.

           (e) In addition to all remedies herein provided, the parties shall have the right to apply to any court of competent jurisdiction to secure such judicial relief as it shall deem proper.

           SECTION 17: ACCEPTANCE
           ----------

           (a) Except as expressly provided otherwise in this Franchise Agreement, the Company shall have no recourse whatsoever against the Municipality for any loss, cost or expense or damages arising out of the terms, conditions and provisions or requirements of this Franchise Agreement or any related Ordinance.

           (b) The Company, by acceptance of the right, privilege and franchise under this Franchise Agreement, acknowledges that it has not been induced to enter into the franchise by any understanding or promise or other statement, whether verbal or written by or on behalf of the Municipality concerning any term or condition of this franchise not expressed herein.

           (c) The Company agrees that it shall execute an acceptance of the Grant made pursuant to the Ordinance in substantially the form that follows:

              ACCEPTANCE OF THE VILLAGE OF ORLAND PARK, ILLINOIS
                          CABLE TELEVISION FRANCHISE

           Now this 3rd of June , 1996, the Company, having been advised by the Village of Orland, Park, Illinois, that its Ordinance No. 2899 has been passed by the President and Board of Trustees on the 3rd day of June 1996 (the "Ordinance") to authorize the grant of a new franchise to the Company to establish, construct, operate and maintain a cable television system within the Village of Orland Park, Illinois, agrees to comply fully and in all respects with the terms, conditions and provisions of the Franchise Agreement and any related Ordinance.

                                     CABLE TV FUND 12-A, LTD.

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------
(SEAL)

                                     Attest:


                                     -------------------------------------
                                            Assistant Secretary

           SECTION 18: ASSIGNMENT OR TRANSFER
           ----------

           (a) The Company may not assign or transfer the its rights under this Franchise Agreement without the prior written consent of the Municipality, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Municipality's consent shall not be necessary (i) for the assignment or transfer of the Company's rights under this Franchise Agreement to any affiliate of the Company which has the same or greater technical ability, financial condition and legal qualifications as the Company, or (ii) for the granting of a security interest in, or the mortgage or pledge of, all of the Franchise's rights, powers and privileges under this Ordinance to such lending institution or institutions as may be designated by the Company.

           (b) The consent or approval of the Municipality to any such assignment, lease, transfer, sublease, pledge or mortgage shall not constitute a waiver or release of the rights of the Municipality in and to Public Rights-of-Way.

           SECTION 19: REVOCATION OF FRANCHISE
           ----------

           (a) In addition to all other rights, powers or remedies pertaining to the Municipality in connection with this Franchise Agreement or otherwise, the

Municipality reserves the right to terminate, cancel and revoke the franchise and all rights and privileges of the Company under this Franchise Agreement in the event the Company:

                (i) Violates any material provision of this Franchise Agreement or any rule, order or determination of the Municipality made pursuant to this Franchise Agreement, except where such violation, other than of subsection (ii) and (iii) below, is without fault of the Company or through excusable neglect; or

                (ii) Becomes insolvent, unable or unwilling to pay its debts, or is adjudged bankrupt; or

                (iii) Fails for a substantial time to provide cable television service to Subscribers, except as a result of strikes, war, civil commotion, Acts of God or other causes beyond the reasonable control of the Company.

           (b) The Municipality may make a written demand that the Company comply with any such provision, rule, order or determination under or pursuant to this Franchise Agreement. If the violation by the Company continues for a period of thirty days following such written demand without written proof that the corrective action has been taken or is being actively and expeditiously pursued, the Municipality may consider the issue of terminating the Grant, provided that the Municipality shall cause to be served upon the Company, at least twenty day prior to the date the Municipality is to consider the issue of termination, a written notice of intent to request such termination, and the time and place of the meeting. Public notice shall be given of the meeting and issue which the Municipality is to consider.

           (c) The Corporate Authorities shall hear and consider the issue, and shall hear any Person interested therein, and the Corporate Authorities shall determine, in their discretion, whether or not any violation by the Company has occurred.

           (d) If the Corporate Authorities shall determine the violation by the Company was the fault of Company and within its control, the Corporate Authorities may, by resolution, declare that the Grant shall be terminated and revoked unless there is compliance within such period at the Corporate Authorities may fix; such period shall not be less than ten days, provided that no opportunity for compliance need be granted for fraud or misrepresentation.

           (e) Upon expiration of the time set for compliance by the Company in subsection (d) and in the event that there has not been full and complete compliance, the issue of revocation and termination shall be determined at the first regular meeting of the Corporate Authorities following said expiration, without further notice to the Company, and in accordance with Illinois law.

           SECTION 20: RENEWAL
           ----------

           This Grant to the Company herein may be renewed on such terms and conditions as the parties may agree, in accordance with and subject to the renewal provisions of the Cable Communications Policy Act of 1984, as amended.

           SECTION 21: REMOVAL OF CABLE; PURCHASE BY MUNICIPALITY
           ----------

           Upon the termination or revocation of the franchise granted herein, as provided herein, the Municipality shall have the option, to be exercised within ten days thereof, of accepting ownership of the System's facilities by paying to the Company the fair market value of the System, as determined from appraisals by appraisers approved by the parties, or the option to require the sale of such assets to a succeeding company on said terms.

           Upon notice from the Municipality that it is not exercising either of the aforesaid options the Company shall, at its own expense, remove all designated portions of the System from all streets and public property within the Municipality, and shall repair and restore the surface of all streets and public property within the Municipality to the original condition, within a reasonable period of time specified by the Municipality.

           SECTION 22: EQUAL EMPLOYMENT OPPORTUNITY
           ----------

           In carrying out the construction, operation, maintenance, service and repair of the System, the Company shall not refuse to hire or employ, nor bar or discharge from employment, nor discriminate against in compensation or in terms, conditions or privileges of employment, any Person in violation of any statute or the Constitution of either the United States or the State of Illinois.

           SECTION 23:     MUNICIPALITY ENGINEERING DEPARTMENT DUTIES AND
           ----------
                           AUTHORITY

           Unless otherwise specifically stated in this Franchise Agreement or any related Ordinance, it shall be the duty of the Municipality's Engineering Department to assure, by inspection or otherwise, that the Company at all times shall comply with the requirements of this Franchise Agreement in connection with the construction, erection, operation, modification and maintenance of the System within the Municipality.

           SECTION 24: RESERVATION OF RIGHTS
           ----------

           (a) The right is hereby reserved to the Municipality to adopt and enforce, in addition to the terms, conditions and provisions contained in this Franchise Agreement and in other applicable ordinances, such additional ordinances, rules and regulations as it shall find necessary in the exercise of the police powers; provided that such ordinances, rules and regulations shall be reasonable and not in material or substantial conflict with the rights herein granted.

           (b) In addition to the specific rights of inspection otherwise provided for in this Franchise Agreement, the Municipality shall also have the right to make such reasonable inspections as it shall find necessary to insure compliance with the terms, provisions and conditions of this Franchise Agreement and other relevant provisions of law.

           SECTION 25: CONSTRUCTION
           ----------

           Principles concerning the construction and interpretation of this Franchise Agreement shall be as follows:

           (a) If any provision of this Franchise Agreement or the application thereof is for any reason held invalid, illegal, unconstitutional or unenforceable, such holding shall not affect the remainder of this Franchise Agreement to any extent, each provision of this Franchise Agreement being a separate, distinct and independent part.

           (b) Words in the present tense include the future.

           (c) Words importing the singular number may extend to and include plural; words importing the plural number may extend to and include the singular; and words in masculine gender shall include female gender.

           (d) The Company shall not be excused from complying with any of the terms, conditions and provisions of this Franchise Agreement by any failure of the Municipality upon any one or more occasions to insist upon or to seek compliance with any such terms, conditions or provisions.

           (e) The specification in this Section of principles to apply in the construction and interpretation of this Franchise Agreement shall not be a limitation as to others.

           SECTION 26: NOTICES
           ----------

           All notices herein provided for shall be sent prepaid, registered or certified mail addressed to the parties as follows, or at such other address as the parties shall designate in accordance with this Section:

           To the Municipality:

                        Village of Orland Park
                        14700 S. Ravinia Avenue
                        Orland Park, Illinois 60462
                        Attn: Village Manager

           To the Company:

                        Cable TV Fund 12-A, Ltd.
                        c/o Jones Intercable, Inc
                        9697 East Mineral Avenue
                        P.O. Box 3309
                        Englewood, Colorado 80155-3309
                        Attn: Legal Department

VILLAGE OF ORLAND PARK,                   CABLE TV FUND 12-A, LTD.
Cook and Will Counties, Illinois          By: Jones Intercable, Inc.
                                             Its General Partner

By: /s/ [SIGNATURE APPEARS HERE]          By: /s/ Ruth E. Warren
   ------------------------------            -----------------------------------
        Village President
                                          Title: Group Vice President/Operations
                                                ------------------------------

Attest:                                   Attest:

 /s/ [SIGNATURE APPEARS HERE]              /s/ Katherine A. LeVoy
---------------------------------         --------------------------------------
           Village Clerk                              Assistant Secretary